UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2009

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

United Security Bancshares, Inc. (the “Company”) has entered into new Director Indemnification Agreements with each of its current directors: Dan R. Barlow, Andrew C. Bearden, Jr., Linda H. Breedlove, Gerald P. Corgill, Wayne C. Curtis, John C. Gordon, William G. Harrison, Hardie B. Kimbrough, John Lee McPhearson, Jack W. Meigs, R. Terry Phillips, James C. Stanley, Howard M. Whitted and Bruce N. Wilson (each, an “Indemnitee”). The indemnification agreements were fully executed and became effective on October 26, 2009 and replace the previous indemnification agreements between the Company and its directors. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors of the Company.

In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify each Indemnitee against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any civil, criminal, administrative or investigative action, suit or proceeding brought against the Indemnitee or in which he or she otherwise becomes involved by reason of his or her relationship with the Company. The indemnification agreements provide for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of the Company. Additionally, the indemnification agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding covered by the agreements, provided that the Indemnitee must undertake in writing to repay any such amounts to the extent that it is determined that the Indemnitee is not entitled to indemnification.

No payments pursuant to the indemnification agreements are available (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, subject to certain exceptions; (ii) to indemnify the Indemnitee for expenses, judgments, fines or penalties sustained in any proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of such insurance payment; (iii) to indemnify the Indemnitee for any expenses, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of §16(b) of the Securities Exchange Act of 1934, the rules and regulations thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) to indemnify the Indemnitee for any expenses, judgments, fines or penalties resulting from the Indemnitee’s conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or (v) if a court of competent jurisdiction finally determines that such payment is unlawful.

The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under the Company’s certificate of incorporation or bylaws, any other agreement, any vote of the Company’s shareholders or disinterested directors, the Delaware General Corporation Law or otherwise. The indemnification agreements also contain various representations and covenants by the Company as to the maintenance of Directors and Officers Liability Insurance.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreement, which is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Form of Director Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2009	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Robert Steen
	Name:	Robert Steen
Vice President, Treasurer and Assistant Secretary, Principal Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Form of Director Indemnification Agreement